Exhibit 99.(g)(4)

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, effective as of August 23, 2023 (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the “Custodian”) and AMERICAN BEACON SELECT FUNDS (the “Trust”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

WHEREAS, the Custodian and the Trust entered into a Custodian Agreement dated as of December 31, 1999 (as amended from time to time, the “Agreement”); and

WHEREAS, the Trust intends to offer shares in the series set forth on Schedule D to the Agreement (such series, together with all the other series subsequently established by the Trust and made subject to the Agreement, as amended, in accordance with Section 20 thereof and as of the effective date set forth on Schedule D, shall be referred to herein as the (“Portfolio(s)”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.   The following provisions are hereby added to Section 2 of the Agreement:

“Section 2.15. Provision of ETF Services.

2.15.1	Each Portfolio identified on Schedule D.2 as an “ETF Client” is an exchange-traded fund that will issue and redeem shares only in aggregations of a specified number of shares, each called a “Creation Unit,” generally in exchange for a basket of securities and/or instruments and a specified cash payment, as more fully described in the Portfolio(s) currently effective prospectus and statement of additional information (collectively, the “ETF Prospectus”). Capitalized terms used in this Section 2.15 without definition shall have the meanings given to them (or the same concepts) in the ETF Prospectus. For the avoidance of doubt, this Section 2.15 will only apply with respect to the ETF Clients identified on Schedule D.2 attached hereto.

2.15.2	Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the Investment Manager, the Custodian shall determine for each Portfolio after the end of each trading day on the exchange where the Portfolio’s shares are listed (the “Exchange”), in accordance with the respective ETF Client’s policies as adopted from time to time by the Board and in accordance with any procedures set forth in the ETF Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the Cash Component, and (iii) the amount of cash redemption proceeds (all as described in the ETF Prospectus) required for the issuance or redemption, as the case may be, of Creation Units on such date. The Custodian shall provide or cause to be provided this information to the Portfolio’s Distributor and other persons as instructed according to Board policies and procedures and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the Exchange. For the purposes of this Amendment, “Investment Manager,” “Investment Advisor” and “Manager” shall mean each person specified as such by the Trust, including its agents and delegates.

2.15.3	Allocation of Deposit Security Shortfalls. Each Portfolio acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Trust (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement System, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

2.15.4	Creation and Redemption of Creation Units.

2.15.4.1 Creation. The Custodian shall receive and deposit into the Portfolio’s account such payments as are received for each Portfolio’s shares issued or sold in Creation Units. The Custodian will provide timely notification to each Portfolio and the Transfer Agent of any receipt of such payments by the Custodian.

2.15.4.2 Redemption. Upon receipt of instructions from the Portfolio’s Transfer Agent, the Custodian shall set aside funds and securities of the Portfolio to the extent available for payment to, or in accordance with the instructions of, Authorized Participants who have delivered to the Transfer Agent proper instructions for the redemption of their shares, in Creation Units, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by the Investment Manager, Investment Advisor or Manager, as applicable, in accordance with the ETF Prospectus) for such client and the Cash Component, if applicable, less any applicable redemption transaction fee. The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any Cash Component (less any applicable redemption transaction fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system.”

2.   Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Board of a Portfolio to keep the books of account of the Portfolio and compute the net asset value of beneficial interests in a Portfolio (“Portfolio Interests” or “Shares”), per Portfolio Interest of the outstanding Portfolio Interests or, if directed in writing to do so by the Trust on behalf of the Portfolio, shall itself keep such books of account and compute such net asset value per Portfolio Interest. The Custodian shall transmit the net asset value per Portfolio Interest of each Portfolio to the Transfer Agent, the Distributor, the Exchange and such other entities as directed in writing by the Trust. If and as so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Trust’s Prospectus (including the ETF Prospectus) and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.

The Custodian shall on each day a Portfolio is open for the purchase or redemption of Portfolio Interests of such Portfolio compute the number of shares of each Deposit Security to be included in the current Fund Deposit (as defined in the ETF Prospectus) and the Fund Securities and shall transmit such information to the NSCC. The Trust acknowledges and agrees that, with respect to investments maintained with the Transfer Agent, the Transfer Agent is the sole source of information on the number of Portfolio Interests held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 9 and in Section 10; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Transfer Agent. If and as so directed, the calculations of the net asset value per Portfolio Interest and the daily income of each Portfolio shall be made at the time or times described from time to time in the ETF Prospectus.”

3.   Section 11 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 11. Opinion of Trust’s Independent Accountants. The Custodian shall take all reasonable action, as the Trust with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust’s independent accountants with respect to its activities hereunder in connection with the preparation of the Trust’s Form N-1A or Form N-2, as applicable, and Form N-CEN or other reports to the SEC and with respect to any other requirements thereof.”

4.   Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 12. Reports. Upon reasonable request of the Trust, on behalf of a Portfolio, the Custodian shall provide the Trust with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the trust with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.”

5.   Section 23 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 23. Confidentiality and Use of Data.

23.1	Confidentiality
23.1.2	No Limitations of Obligations under Agreement or at Law. Except as expressly contemplated by this Agreement, nothing in this Section 23 will limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and law applicable to the Custodian. “Affiliate” means, with respect to any person, any other person Controlling, Controlled by, or under common Control with, such person at the time in question. For these purposes, “Control” and its derivatives “Controlled” and “Controlling” mean, with regard to any person: (i) the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the issued share capital or capital stock of that person (or other ownership interest, if not a corporation); (ii) the ability to control, directly or indirectly, fifty per cent (50%) or more of the voting power in relation to that person; or (iii) the legal power to direct or cause the direction of the general management and policies of that person; provided that where Control is being determined with respect to a person that is a limited partnership, Control shall be determined by reference to the satisfaction of any of the above tests with respect to the general partner of the limited partnership. Solely with respect to the Trust, an “Affiliate” shall mean (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 percent (5%) or more of the outstanding voting securities of such other person; (ii) any person 5 percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, copartner, or employee of such other person; (v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

23.2	Use of Confidential Information and Data
23.2.1	Use of Confidential Information and Data Generally. Subject to this Section 23.2 and Section 23.3, all Confidential Information, including Data, will be used by the Receiving Party solely for the purpose of providing or receiving services, as applicable, pursuant to this Agreement or otherwise discharging its obligations under this Agreement.
23.2.2	Use of Data for Indicators. The Custodian and its Affiliates may use Data to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information relating to other customers of the Custodian and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution to, or identification of such Data with, the Trust or the Trust’s Affiliates, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Custodian publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.
23.2.3	Economic Benefit from Indicators. The Trust acknowledges that the Custodian may seek and realize economic benefit from the publication or distribution of the Indicators. The Trust further acknowledges that the Custodian does not charge a fee for the use of Indicators.

23.3	Disclosure of Confidential Information and Data
23.3.1	Disclosure of Confidential Information to Representatives. The Receiving Party may disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s consent to its Delegates, attorneys, accountants, auditors, consultants and other similar advisors that have a reasonable need to know such Confidential Information (“Representatives”), provided such Confidential Information is disclosed under obligations of confidentiality that (i) prohibit the disclosure or use of such Confidential Information by the Representatives for any purpose other than the specific engagement with the Receiving Party for which the

Representative has been retained and (ii) are otherwise no less restrictive than the confidentiality obligations contained in this Agreement. The parties acknowledge that use of Confidential Information by a Representative to represent its other clients in dealing with the Disclosing Party would constitute a breach of this Section 23.3 by the Receiving Party. Where the Custodian is the Receiving Party, “Representatives” will include its Affiliates and Service Providers (as defined below).

23.3.2	Disclosure and Use of Confidential Information by Custodian. The Custodian may disclose and permit use (as applicable) of Confidential Information of the Trust without the Trust’s consent:
23.3.2.1	to its Affiliates and any of their third-party agents and service providers (“Service Providers”) in connection with the provision of services, the discharge of its obligations under this Agreement or the carrying out of any Proper Instruction, including in accordance with the standard practices or requirements of any Financial Market Utility or in connection with the settlement, holding or administration of cash, securities or other instruments. “Financial Market Utility” means any multilateral system for transferring, clearing, and settling payments, securities, and other financial transactions among or between financial institutions, including payment systems, central securities depositories, securities settlement systems, central counterparties and trade repositories;
23.3.2.2	to its Affiliates in connection with the management of the businesses of the Custodian and its Affiliates, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management and marketing;

provided that, in each case, such Confidential Information is disclosed under obligations of confidentiality, or in a manner consistent with industry practice, or to the extent applicable, as set forth in the State Street Client Information Security Schedule attached as Schedule F hereto.

All Confidential Information provided by a Disclosing Party shall remain the property of such Disclosing Party and, together with any copies thereof, shall upon the Disclosing Party’s written request, be returned to the Disclosing Party or destroyed; provided, that the Receiving Party shall be permitted to retain (but no longer disclose) all or any portion of the Confidential Information subject to this Section 23.

23.3.3	Confidential Information and Cloud Computing and Storage. Each party may store Confidential Information with third-party providers of information technology services, and permit access to Confidential Information by such providers as reasonably necessary for the receipt of cloud computing and storage services and related hardware and software maintenance and support. Such Confidential Information must be disclosed under obligations of confidentiality.
23.3.4	Disclosure of Confidential Information to Comply with Law. The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent such disclosure is required to satisfy any legal requirement (including in response to court-issued orders, investigative demands, subpoenas or similar processes or to satisfy the requirements of any applicable regulatory authority), provided that reasonably practicable notice is given to the Disclosing Party, to the extent permitted by applicable law.

23.3.5	Harm of Unauthorized Disclosure of Confidential Information. Each party acknowledges that the disclosure of Confidential Information or the use of Confidential Information in breach of this Agreement, may immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and in such cases the Receiving Party agrees to waive any defense that an adequate remedy at law is available if the Disclosing Party seeks to obtain injunctive relief against any such breach or any threatened breach.
23.3.6	Responsibility for Representatives. Each party will be responsible for any use or disclosure of Confidential Information of the Disclosing Party in breach of this Agreement by its Representatives as though such party had used or disclosed such Confidential Information itself.
23.3.7	No Disclosure to Custodian Asset Manager Division. In no event will the Custodian allow representatives of its asset management division or Affiliates engaged in asset management to have access to or to use Confidential Information of the Trust, including Data.

6.   The Agreement is amended by adding the following as Section 30:

“Section 30. Foreign Exchange.

30.1	Role of Custodian. The role of the Custodian with respect to foreign exchange transactions is limited to facilitating the processing and settlement of such transactions. The Custodian does not have any agency, trust or fiduciary obligation to the Trust, a Portfolio or any other person in connection with the execution of any foreign exchange transactions, other than the obligation as agent to process the Proper Instructions given by the Trust or Portfolio.

30.2	Role of Counterparties. If the Trust or Portfolio enters into any foreign exchange transaction with State Street Bank and Trust Company, a sub-custodian or any of their Affiliates, the Trust or Portfolio does so on the basis that these entities are acting as a principal dealer and counterparty, and not as fiduciary or agent to the Trust or Portfolio, and the execution services are governed by separate arrangements (including pricing) and do not form part of the services provided by the Custodian under this Agreement. This applies to foreign exchange transactions entered into by the Trust or Portfolio directly with the trading desk of these entities or by Proper Instruction to the Custodian using indirect foreign exchange services described in the Client Publications. “Client Publications” means the general client publications of the Custodian from time to time available to clients and their investment managers, including the Investment Managers’ Guide, Client Guide, Guide to Custody in World Markets, and FX Client Guide.”

7.   The Agreement is hereby amended by adding the following Section 31:

“Section 31. Global Footprint Delegation.

31.1	Use of Delegates. The Custodian will have the right, without prior notice to or the consent of the Trust or Portfolio(s), to employ agents, subcontractors, consultants and other third party, whether affiliated or unaffiliated (each a “Delegate” and collectively, the “Delegates”), to provide or assist it in the provision of any part of the services, other than services required by law applicable to either party to be performed by a qualified custodian or central securities depository. The Custodian shall be responsible to Trust for the services delivered by, and the acts and omissions of, any such Delegate as if the Custodian had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a fee schedule, the Custodian will be responsible for the compensation of its Delegates.

31.2	Provision of Information Regarding Delegates. The Custodian will provide or make available to the Trust on a quarterly or other periodic basis information regarding its global operating model for the delivery of the services, which information will include the identities of Delegates affiliated with the Custodian that perform or may perform any part of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time.

31.3	Third Parties. Nothing in this Section 31 limits or restricts the Custodian’s right to use Affiliates or third parties to perform or discharge, or assist it in the performance or discharge of, any obligations or duties under this Agreement other than the provision of the custodial services”.

8.   The Agreement is hereby amended by adding the following as Section 32:

“Section 32. State Street Client Information Security Schedule. The State Street Client Information Security Schedule, attached hereto as Schedule F, is hereby incorporated by reference and subject to the terms of this Agreement, including, the standard of care.”

9.	Schedule A, Schedule B and Schedule E to the Custodian Agreement are hereby deleted in their entirety and replaced with the Schedule A, Schedule B and Schedule E attached hereto.

10.	Schedule D to the Custodian Agreement is hereby deleted in its entirety and replaced with the Schedule D attached hereto.

11.	A new Schedule F is hereby added to the Agreement with the Schedule F attached hereto.

12.	The Trust and Custodian hereby confirm, as of the date set forth above, its representations and warranties set forth in Agreement and as modified by this Amendment.

13.	The Custodian and the Trust hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement and as modified by this Amendment.

14.	Except as specifically amended hereby, all terms and conditions of the Agreement shall remain in full force and effect.

15.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form. This Agreement may be executed by electronic signature (whatever form the electronic signature takes) and the parties agree that this method of signature is as conclusive of the intention to be bound by this Agreement as if signed by the parties’ manuscript signatures.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

AMERICAN BEACON SELECT FUNDS
By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	August 23, 2023

STATE STREET BANK AND TRUST COMPANY

By:	/s/ L. Abuzzi
Name:	Louis Abuzzi
Title:	Senior Vice President

Global Custody Network Schedule A

Quarter Ended March 31, 2023

Changes from the previous quarter’s Schedule A, List of Subcustodians are reflected in red, italic font below.

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a. LEI: 529900XTU9H3KES1B287	Tish Daija Kompleski Kika 2 Tirana, Albania
Argentina	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Bartolome Mitre 530 1036 Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Securities Services Level 3, 10 Smith St., Parramatta, NSW 2150, Australia
Austria	UniCredit Bank Austria AG LEI: D1HEB8VEU6D9M8ZUXG17	Global Securities Services Austria Rothschildplatz 1 A-1020 Vienna, Austria
Bahrain	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	Unit 1601, 10th Floor, Building 1565, Road 1722, Block 317 Diplomatic Area, Manama, Bahrain
Bangladesh	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh
Belgium	BNP Paribas S.A., France (operating through its Paris branch with support from its Brussels branch) LEI: R0MUWSFPU8MPRO8K5P83	9, rue du Débarcadère 93500 Pantin, France
Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Bermuda	HSBC Bank Bermuda Limited LEI: 0W1U67PTV5WY3WYWKD79	6 Front Street Hamilton, HM06, Bermuda
Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24 71 000 Sarajevo

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
	LEI: 549300RGT0JMDJZKVG34	Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited LEI: 5493007VY27WWF8FF542	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana
Brazil	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	AV Paulista 1111 São Paulo, SP 01311-920 Brazil
Bulgaria	Citibank Europe plc, Bulgaria branch LEI: N1FBEDJ5J41VKZLO2475	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. 1505 Sofia, Bulgaria
	UniCredit Bulbank AD LEI: 549300Z7V2WOFIMUEK50	7 Sveta Nedelya Square 1000 Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Canada	State Street Trust Company Canada LEI: 549300L71XG2CTQ2V827	30 Adelaide Street East, Suite 800 Toronto, ON Canada M5C 3G6
Chile	Banco de Chile LEI: 8B4EZFY8IHJC44TT2K84	Ahumada 251 Santiago, Chile
People’s Republic of China

Providing custodial services for the China A-share market, China B-share market, and China Interbank Bond Market:

HSBC Bank (China) Company Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

LEI: 2CZOJRADNJXBLT55G526

33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (200120)
	Providing custodial services for the China A-share market and China Interbank Bond Market: China Construction Bank Corporation LEI: 5493001KQW6DM7KEDR62	No.1 Naoshikou Street Chang An Xing Rong Plaza Beijing 100032-33, China
China Connect	Standard Chartered Bank (Hong Kong) Limited LEI: X5AV1MBDXGRPX5UGMX13	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria LEI: SSER7O0CV66FF0PRYK94	Carrera 9A, No. 99-02 Bogotá DC, Colombia
Costa Rica	Banco BCT S.A. LEI: 25490061PVFNGN0YMO97	160 Calle Central Edificio BCT San José, Costa Rica

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
Croatia	Privredna Banka Zagreb d.d. LEI: 549300ZHFZ4CSK7VS460	Custody Department Radnička cesta 50 10000 Zagreb, Croatia
	Zagrebacka Banka d.d. LEI: PRNXTNXHBI0TSY1V8P17	Savska 60 10000 Zagreb, Croatia
Cyprus	BNP Paribas S.A., Greece (operating through its Athens branch) LEI: R0MUWSFPU8MPRO8K5P83	2 Lampsakou Str. 115 28 Athens, Greece
Czech Republic	Československá obchodní banka, a.s. LEI: Q5BP2UEQ48R75BOTCB92	Radlická 333/150 150 57 Prague 5, Czech Republic
	UniCredit Bank Czec Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	BB Centrum – FILADELFIE Želetavská 1525/1 140 92 Praha 4 - Michle, Czech Republic
Denmark	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch) LEI: F3JS33DEI6XQ4ZBPTN86	Bernstorffsgade 50 1577 Copenhagen, Denmark
Egypt	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boomerang Building – Plot 48 – AlSalam Axis Street First District – 5th Settlement –11835 Cairo, Egypt
Estonia	AS SEB Pank LEI: 549300ND1MQ8SNNYMJ22	Tornimäe 2 15010 Tallinn, Estonia
Finland	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch) LEI: F3JS33DEI6XQ4ZBPTN86	Securities Services Box 630 SF-00101 Helsinki, Finland
France	BNP Paribas S.A. LEI: R0MUWSFPU8MPRO8K5P83	9, rue du Débarcadère 93500 Pantin, France
Republic of Georgia	JSC Bank of Georgia LEI: 549300RPLD8RXL49Z691	29a Gagarini Str. Tbilisi 0160, Georgia
Germany	State Street Bank International GmbH LEI: ZMHGNT7ZPKZ3UFZ8EO46	Brienner Strasse 59 80333 Munich, Germany
	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Plc LEI: 549300WFGKTC3MGDCX95	P. O. Box 768 1st Floor High Street Building Accra, Ghana

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
Greece	BNP Paribas S.A. LEI: R0MUWSFPU8MPRO8K5P83	2 Lampsakou Str. 115 28 Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 30, HSBC Main Building 1 Queen’s Road Central, Hong Kong
Hungary	Citibank Europe plc Magyarországi Fióktelepe LEI: N1FBEDJ5J41VKZLO2475	7 Szabadság tér, Bank Center Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt. LEI: Y28RT6GGYJ696PMW8T44	6th Floor Szabadság tér 5-6 H-1054 Budapest, Hungary
Iceland	Landsbankinn hf. LEI: 549300TLZPT6JELDWM92	Austurstræti 11 155 Reykjavik, Iceland
India	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai 400 063, India
	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	FIFC, 11th Floor C-54/55, G Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 098, India
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway Goregaon (East), Mumbai 400 063, India
Indonesia	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Deutsche Bank Building, 5th floor Jl. Imam Bonjol, No. 80 Jakarta 10310, Indonesia
	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Menara Standard Chartered 5th floor Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia
Israel	Bank Hapoalim B.M. LEI: B6ARUI4946ST4S7WOU88	50 Rothschild Boulevard Tel Aviv, Israel 61000
Italy	Intesa Sanpaolo S.p.A. LEI: 2W8N8UU78PMDQKZENC08	Financial Institutions – Transactions Services Piazza della Scala, 6 20121 Milan, Italy

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A. LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Japan	Mizuho Bank, Limited LEI: RB0PEZSDGCO3JS6CEU02	Shinagawa Intercity Tower A 2-15-1, Konan, Minato-ku Tokyo 108-6009, Japan
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Building 11-1 Nihonbashi 3-chome, Chuo-ku Tokyo 1030027, Japan
Jordan	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Shmeissani Branch Al-Thaqafa Street, Building # 2 P.O. Box 926190 Amman 11110, Jordan
Kazakhstan	JSC Citibank Kazakhstan LEI: 95XXGORQK31JZP82OG22	Park Palace, Building A, 41 Kazibek Bi street, Almaty A25T0A1, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited LEI: 549300RBHWW5EJIRG629	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984 – 00100 GPO Nairobi, Kenya
Republic of Korea	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	12F, Centropolis Tower A, 26, Ujeongguk-ro, Jongno-gu, Seoul 03161, Korea
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	8F, HSBC Building 37, Chilpae-ro, Jung-gu, Seoul 04511, Korea
Kuwait	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	Al Bahar Tower, Ahmad Al Jaber Street Sharq, Kuwait City, Kuwait
Latvia	AS SEB banka LEI: 549300YW95G1VBBGGV07	Unicentrs, Valdlauči LV-1076 Kekavas pag., Rigas raj., Latvia
Lithuania	AB SEB bankas LEI: 549300SBPFE9JX7N8J82	Konstitucijos Ave. 24 LT 08105 Vilnius, Lithuania
Malawi	Standard Bank PLC LEI: 2549004FJV2K9P9UCU04	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi
Malaysia	Standard Chartered Bank Malaysia Berhad LEI: 549300JTJBG2QBI8KD48	Menara Standard Chartered 30 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	6F HSBC Centre 18 CyberCity Ebene, Mauritius
Mexico	Banco Nacional de México, S.A. LEI: 2SFFM4FUIE05S37WFU55	3er piso, Torre Norte Act. Roberto Medellín No. 800 Col. Santa Fe Mexico, DF 01219
Morocco	Citibank Maghreb S.A. LEI: 5493003FVWLMBFTISI11	Zénith Millénium Immeuble1 Sidi Maârouf – B.P. 40 Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited LEI: 254900K6TJFDYKSQWV49	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia
Netherlands	BNP Paribas S.A., France (operating through its Paris branch with support from its Amsterdam branch) LEI: R0MUWSFPU8MPRO8K5P83	9, rue du Débarcadère 93500 Pantin, France
New Zealand	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 21, HSBC Tower 188 Quay St. Auckland 1010, New Zealand
Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Nigeria	Stanbic IBTC Bank Plc. LEI: 549300NIVXF92ZIOVW61	Plot 1712 Idejo St Victoria Island, Lagos 101007, Nigeria
Norway	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch) LEI: F3JS33DEI6XQ4ZBPTN86	P.O. Box 1843 Vika Filipstad Brygge 1 N-0123 Oslo, Norway
Oman	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	Ruwi, CBD area, P. O. Box. 303, Muscat, P. C. 100 Sultanate of Oman
Pakistan	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Avari Plaza 242 & 243 Fatima Jinnah Road Karachi – 75530, Pakistan

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Office 15A, 15th Floor, Sky Tower – West Wing Dolmen City Block 4, Marine Drive, Clifton Karachi - 75600, Pakistan
Panama	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama 0834-00555
Peru	Citibank del Perú, S.A. LEI: MYTK5NHHP1G8TVFGT193	Canaval y Moreyra 480 3rd Floor, San Isidro Lima 27, Perú
Philippines	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	8th Floor, Skyplaza Building 6788 Ayala Avenue Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A. LEI: XLEZHWWOI4HFQDGL4793	ul. Senatorska 16 00-293 Warsaw, Poland
Portugal	Citibank Europe plc, Dublin, Ireland LEI: N1FBEDJ5J41VKZLO2475	1 North Wall Quay Dublin 1, Ireland
Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar
Romania	Citibank Europe plc, Dublin – Romania branch LEI: N1FBEDJ5J41VKZLO2475	82-94 Buzești Street Țiriac Tower Building, 1st floor, Bucharest, Sector 1, Romania
Russia	AO Citibank LEI: CHSQDSVI1UI96Y2SW097	8-10 Gasheka Street, Building 1 125047 Moscow, Russia
Saudi Arabia	FAB Capital J.S.C. (as delegate of First Abu Dhabi Bank P.J.S.C.) LEI: 2138002Y3WMK6RZS8H90	Cayan Office Building King Fahad Road Almalqa District Riyadh 11411 Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Serbia	UniCredit Bank Serbia JSC LEI: 52990001O0THU00TYK59	Jurija Gagarina 12 11070 Belgrade, Serbia
Singapore	Citibank N.A. LEI: E57ODZWZ7FF32TWEFA76	3 Changi Business Park Crescent #07-00, Singapore 486026
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	Ŝancová 1/A 813 33 Bratislava, Slovak Republic

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
Slovenia	UniCredit Banka Slovenija d.d. LEI: 549300O2UN9JLME31F08	Ameriška ulica 2 SI-1000 Ljubljana, Slovenia
South Africa	FirstRand Bank Limited LEI: ZAYQDKTCATIXF9OQY690	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg 2001 Republic of South Africa
	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	115 West Street, 2nd Floor Sandton, Johannesburg 2000 Republic of South Africa
Spain	Citibank Europe plc, Dublin, Ireland LEI: N1FBEDJ5J41VKZLO2475	1 North Wall Quay Dublin 1, Ireland
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	24, Sir Baron Jayatilake Mawatha Colombo 01, Sri Lanka
Republic of Srpska	UniCredit Bank d.d. LEI: 549300RGT0JMDJZKVG34	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Sweden	Skandinaviska Enskilda Banken AB (publ) LEI: F3JS33DEI6XQ4ZBPTN86	Sergels Torg 2 SE-106 40 Stockholm, Sweden
Switzerland	Credit Suisse (Switzerland) Ltd. LEI: 549300CWR0W0BCS9Q144	Uetlibergstrasse 231 8070 Zurich, Switzerland
	UBS Switzerland AG LEI: 549300WOIFUSNYH0FL22	Max-Högger-Strasse 80-82 CH-8048 Zurich-Alstetten, Switzerland
Taiwan - R.O.C.	Standard Chartered Bank (Taiwan) Limited LEI: 549300QJEO1B92LSHZ06	MF, No.179 Liaoning St. Zhongshan District, Taipei 10487, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited LEI: 549300RLNUU3GJS6MK84	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dar es Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited LEI: 549300O1LQYCQ7G1IM57	140 Wireless Building 140 Wireless Road Lumpini, Patumwan, Bangkok 10330, Thailand
Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Tunisia	Union Internationale de Banques LEI: 549300WKCW12LEPUMV07	65 Avenue Bourguiba 1000 Tunis, Tunisia

Information Classification: Limited Access

MARKET	SUBCUSTODIAN	ADDRESS
Turkey	Citibank, A.Ş. LEI: CWZ8NZDH5SKY12Q4US31	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent 34394 Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited LEI: 549300W7CNYGJ68XGD27	5 Speke Road P.O. Box 7111 Kampala, Uganda
Ukraine	JSC Citibank LEI: 549300E0ROTI7ACBZH02	16-g Dilova St. Kyiv 03150, Ukraine
United Arab Emirates Dubai Financial Market	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates
United Arab Emirates Dubai International Financial Center	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates
United Arab Emirates Abu Dhabi	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch LEI: 213800YAZLPV26WFM449	Quartermile 3 10 Nightingale Way Edinburgh EH3 9EG, Scotland
United States	State Street Bank and Trust Company LEI: 571474TGEMMWANRLN572	1776 Heritage Drive North Quincy, Massachusetts, United States 02171
Uruguay	Banco Itaú Uruguay S.A. LEI: 549300HU8OQS1VTVXN55	Zabala 1463 11000 Montevideo, Uruguay
Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 213800H95OG9OHRT4Y78	Floor 2, The Metropolitan, 235 Dong Khoi, District 1 Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Plc. LEI: 549300247QDZHDI30A83	Standard Chartered House Stand No. 4642 corner of Mwaimwena Road and Addis Abba Drive, 4th floor 10101, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited) LEI: 5493001KJTIIGC8Y1R12	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

Information Classification: Limited Access

Depositories Operating in Network Markets Schedule B

Quarter Ended March 31, 2023

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt
Argentina	Caja de Valores S.A.	Equities, government and corporate bonds, and corporate money market instruments
Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments
Austria	OeKB Central Securities Depository GmbH	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)
Bahrain	Bahrain Clear Company	Equities
Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds
Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments
Benin	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Bermuda	Bermuda Securities Depository	Equities, corporate bonds
Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments
Botswana	Bank of Botswana	Government debt

Information Classification: Limited Access

STATE STREET CORPORATION    1

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds
Brazil	Brasil, Bolsa, Balcão S.A. (B3)	Equities, corporate bonds, and money market instruments
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury
Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds
Burkina Faso	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset- backed securities
Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments
People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
	China Central Depository and Clearing Co., Ltd.	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds
	Shanghai Clearing House	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds

Information Classification: Limited Access

STATE STREET CORPORATION    2

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

China Connect	China Securities Depository and Clearing Corporation Limited (CSDCC), Shanghai and Shenzhen Branches	A shares traded on the Shanghai or Shenzhen stock exchanges through Stock Connect
	China Central Depository and Clearing Co., Ltd. (CCDC)	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds
	Shanghai Clearing House (SHCH)	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds
	Central Moneymarkets Unit (CMU)	All Bond Connect securities purchased by investors through Northbound trading are held in an omnibus nominee account in the name of the CMU at the CCDC or SHCH.
	Hong Kong Securities Clearing Company Limited (HKSCC)	All Stock Connect securities purchased by investors through Northbound trading are held in an omnibus account with the CSDCC and the HKSCC is recognized as the registered nominee holder of the safekept securities.
Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments
Costa Rica	Interclear Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores
Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments
Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments
Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills

Information Classification: Limited Access

STATE STREET CORPORATION    3

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants
Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds
Estonia	Nasdaq CSD SE	All registered equity and debt securities
Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments
France	Euroclear France	Government securities, equities, bonds, and money market instruments
Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities
Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates
Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds
Guinea-Bissau	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments

Information Classification: Limited Access

STATE STREET CORPORATION    4

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited
Hungary	KELER Központi Értéktár Zrt.	Government securities, equities, corporate bonds, and investment fund notes
Iceland	Nasdaq CSD SE, útibú á Íslandi	Government securities, equities, corporate bonds, and money market instruments
India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities
Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments
Ireland	Euroclear Bank S.A./N.V.	Equities, corporate bonds, government securities
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units
Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants
Ivory Coast	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments

Information Classification: Limited Access

STATE STREET CORPORATION    5

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds
Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments
Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt
Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments
Kuwait	Kuwait Clearing Company KSC	Money market instruments, equities, and corporate bonds
Latvia	Nasdaq CSD SE	Equities, government securities, corporate bonds, and money market instruments
Lithuania	Nasdaq CSD SE	All securities available for public trading
Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills, and equities
Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad
Mali	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)
Mexico	S.D. Indeval, S.A. de C.V.	All securities

Information Classification: Limited Access

STATE STREET CORPORATION    6

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper
Namibia	Bank of Namibia	Treasury bills
Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds
New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments
Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange
	FMDQ Depository Limited	Treasury bills, equities, corporate bonds, corporate money market instruments
Norway	Verdipapirsentralen ASA	All listed securities
Oman	Muscat Clearing & Depository Company S.A.O.G.	Equities, corporate bonds, government debt
Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities
Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities
Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange
Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt

Information Classification: Limited Access

STATE STREET CORPORATION    7

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	National Registry of Scripless Securities (nROSS) of the Bureau of the Treasury	Government securities
Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts
Portugal	INTERBOLSA – Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments
Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange
Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds
Russia	National Settlement Depository	Eligible equities, Obligatsii Federal’nogo Zaima (OFZs), and corporate debt denominated in RUB
Saudi Arabia	Securities Depository Center Company	Equities, government securities, and Treasury bills
Senegal	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Serbia	Central Securities Depository and Clearinghouse	All instruments
Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore

Information Classification: Limited Access

STATE STREET CORPORATION    8

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities
Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities
South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants
Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds
Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds
Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds
Sweden	Euroclear Sweden AB	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants
Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants
Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds
Tanzania	CSD & Registry Company Limited	Equities and corporate bonds
Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds
Togo	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Information Classification: Limited Access

STATE STREET CORPORATION    9

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Tunisia	Tunisie Clearing	All eligible listed securities
Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds
Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds
Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments
	National Bank of Ukraine	Government securities
United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt
United Arab Emirates – Dubai Financial Market	Dubai Central Securities Depository LLC	Equities, government securities, and corporate debt listed on the DFM
United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments
United Kingdom	Euroclear UK & International Limited	GBP- and EUR-denominated money market instruments
United States	Depository Trust Company	equities, American depositary receipts, corporate debt, municipal debt, money market instruments
	Federal Reserve’s Fedwire Securities Service	U.S. Treasury and federal agency securities, mortgage-backed securities, platinum securities, certain real estate mortgage investment conduit (REMIC) issues, certain international agency securities
Uruguay	Banco Central del Uruguay	Government securities
Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates
Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities
Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds

Information Classification: Limited Access

STATE STREET CORPORATION    10

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds
Victoria Falls Stock Exchange Central Securities Depository (VFEX CSD)	Specific equities
TRANSNATIONAL DEPOSITORIES
Euroclear Bank S.A./N.V.	Domestic securities from more than 40 markets
Clearstream Banking, S.A.	Domestic securities from more than 50 markets

Information Classification: Limited Access

STATE STREET CORPORATION    11

Schedule D

PORTFOLIOS

Schedule D.1
Name of Portfolio	Effective Date
American Beacon U.S. Government Money Market Select Fund	December 1, 2001

Schedule D.2
Name of Portfolio (each, an “ETF Client”)	Effective Date
American Beacon AHL Trend ETF	August 23, 2023

Global Custody Network Publications

Publication / Type of Information	Brief Description
The Guide to Custody in World Markets (available on my.statestreet.com)	An overview of settlement and safekeeping procedures, custody practices, and foreign investor considerations for the markets in which State Street offers custodial services.
Global Custody Network Review (available on my.statestreet.com)	Information relating to Foreign Subcustodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.
Securities Depository Review (available on my.statestreet.com)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.
Global Legal Survey (available on my.statestreet.com)

With respect to each market in which State Street offers custodial services, annual opinions relating to whether local law restricts:

(i)    access of a fund’s independent public accountants to books and records of a Foreign Subcustodian or Foreign Securities System,

(ii)   a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Subcustodian or Foreign Securities System,

(iii)  a fund’s ability to recover in the event of a loss by a Foreign Subcustodian or Foreign Securities System, and

(iv)  the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

STATE STREET CORPORATION    1

GLOBAL CUSTODY NETWORK

PUBLICATIONS SCHEDULE E

Subcustodian Agreements (available upon request)	Copies of the contracts that State Street has entered into with each Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.
Global Market Bulletin (daily or as necessary via email and available on my.statestreet.com)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.
Foreign Custody Risk Advisories (provided as necessary and available on my.statestreet.com)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.
Foreign Custody Manager Material Change Notices (available on my.statestreet.com)

Quarterly informational letters and accompanying materials, pursuant to our role as Foreign Custody Manager, confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Please contact GlobalMarketInformation@statestreet.com with questions about this document.

The information contained in this document has been carefully researched and is believed to be reliable as of the publication date. Due to the complexities of the markets and changing conditions, however, State Street cannot guarantee that it is complete or accurate in every respect. This document should not be construed or used as a substitute for appropriate legal or investment counsel. Specific advice should be sought on matters relevant to the investment activities of the reader. This application contains proprietary information and is fully protected by relevant copyright laws worldwide.

Copyright 2022 State Street Corporation

www.statestreet.com

Information Classification: Limited Access

STATE STREET CORPORATION    2

Schedule F

State Street Client Information Security Schedule

All capitalized terms not defined in this State Street Client Information Security Schedule (this “Security Schedule”) will have the meanings given to them in the Agreement.

State Street implements data security measures consistent in all material respects with applicable prevailing industry practices and standards as well as laws, rules and regulations applicable to State Street. As of the date of this Agreement, State Street aligns with the National Institute for Standards and Technology (NIST) cybersecurity framework. However, as information security is a highly dynamic space where threats are constantly changing, State Street reserves the right to make changes to its information security controls and/or to align with one or more recognized industry standards, other than NST, at any time in a manner that does not materially reduce its protection of Client Data.

State Street will use commercially reasonable efforts to cause any Delegates and other third parties to whom State Street provides Client Data to implement and maintain security measures that State Street reasonably believes are at least as protective as those described in this Security Schedule. For Delegates or other third parties who collect, transmit, share, store, control, process or manage Client Data, State Street is responsible for assessing their control environments. Notwithstanding the foregoing, State Street shall be responsible for any such Delegate’s or other third party’s protection of Client Data, which if done by State Street, would be a breach of its commitment under this Security Schedule.

1.	Security Objectives. State Street uses commercially reasonable efforts to:

a. protect the privacy, confidentiality, integrity, and availability of Client Data;

b. protect against accidental, unauthorized, unauthenticated or unlawful access, copying, use, processing, disclosure, alteration, corruption, transfer, loss or destruction of Client Data;

c. comply with applicable governmental laws, rules and regulations that are relevant to the handling, processing and use of Client Data by State Street in accordance with each Agreement; and

d. implement customary administrative, physical, technical, procedural and organizational safeguards.

2.         Risk Assessments. The results of State Street’s risk assessments are internal to State Street and will not be provided to Client.

a. Risk Assessment - State Street will perform risk assessments annually that are designed to identify material threats (both internal and external), the likelihood of those threats occurring and the impact of those threats upon the State Street organization to evaluate and analyze the appropriate level of information security safeguards (“Risk Assessments”).

b. Risk Mitigation - State Street will use commercially reasonable efforts to manage, control and remediate any threats identified in the Risk Assessments that are likely to result in material unauthorized access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of Client Data, consistent with the Security Objective, and commensurate with the sensitivity of the Client Data and the complexity and scope of the activities of State Street pursuant to the Agreement.

c. Vulnerability Management Program – State Street maintains a vulnerability management program that includes processes for: being made aware of newly announced vulnerabilities; discovering vulnerabilities within the infrastructure and applications; risk rating vulnerabilities consistent with industry standards; and defining timeframes for remediating vulnerabilities (other than medium or low risk vulnerabilities) consistent with industry standards and taking into account any mitigation efforts taken by State Street with respect to such vulnerabilities.

3.         Security Controls. Upon Client’s reasonable request, no more frequently than annually, State Street will provide Client’s Chief Information Security Officer or his or her designee with a copy of its Corporate Information Security Controls manual, a completed Standardized Information Gathering (SIG) questionnaire, State Street Global Information Security (GIS) SOC 2 (Type II) report, and an opportunity to discuss State Street’s Information Security measures with a qualified member of State Street’s Information Technology management team. In no event will any such discussions require State Street to reveal any details or information that could reasonably be expected to jeopardize the security or integrity of any State Street system or the confidentiality or security of any other client’s data. State Street reviews its Information Security Policy approximately annually and reserves the right to change the frequency to meet regulatory requirements (which in no event will be less frequent than every eighteen (18) months).

4.	Organizational Security.

a. Responsibility - State Street will assign responsibility for information security management to senior personnel only.

b. Access - State Street will have controls designed to permit only those personnel performing roles supporting the provision of services under this Agreement to access Client Data.

c. Confidentiality - State Street personnel who have accessed or otherwise been made known of Client Data will maintain the confidentiality of such information in accordance with the terms of this Agreement.

d. Training - State Street will provide information security training to its personnel on approximately an annual basis

e. Screening –State Street employees, and personnel of Delegates or other third parties who access State Street’s facilities, networks or systems, are subject to certain credit and criminal checks conducted by State Street or its agents applicable to banks pursuant to applicable laws, rules and/or regulations. If any person does not meet the requirements of such State Street checks, such person may not be permitted to be employed by State Street or, in the event of a Delegate or other third party, State Street requires that such person be removed from any assignment for State Street. In addition to the foregoing, State Street requires its Delegates and other third parties to conduct, as part of its standard hiring and vendor due diligence practices, pre-employment background investigations consistent with industry standards with respect to any personnel that are assigned to perform services for State Street or otherwise have access to confidential information of State Street or its clients.

5.	Physical Security.

a. Securing Physical Facilities - State Street will maintain systems located in State Street facilities that host Client Data or provide services under this Agreement in environments that are designed to be physically secure and to allow access only to authorized individuals. A secure environment includes the availability of onsite security personnel on a 24 x 7 basis or equivalent means of monitoring locations supporting the delivery of services under this Agreement.

b. Physical Security of Media - State Street will implement controls, consistent with applicable prevailing industry practices and standards, that are designed to deter the unauthorized viewing, copying, alteration or removal of any media containing Client Data. Removable media on which Client Data is stored (including thumb drives, CDs, and DVDs, and PDAS) by State Street must be encrypted using at least 256-bit AES (or equivalent).

c. Media Destruction - State Street will destroy removable media and any mobile device (such as discs, USB drives, DVDs, back-up tapes, laptops and PDAs) containing Client Data or use commercially reasonable efforts to render Client Data on such physical media unintelligible if such media or mobile device is no longer intended to be used. All backup tapes that are not destroyed must meet the level of protection described in this Security Schedule until destroyed.

d. Paper Destruction - State Street will cross shred all paper waste containing Client Data and dispose in a secure and confidential manner.

6.	Communications and Operations Management.

a. Network Penetration Testing - State Street will, on approximately an annual basis but in no event less frequently than every eighteen (18) months, contract with an independent third party to conduct a network penetration test on its network having access to or holding or containing Client Data. If penetration testing reveals material deficiencies or vulnerabilities, the findings will be risk rated consistent with industry standards and timeframes will be defined for remediating vulnerabilities (other than medium or low risk vulnerabilities) consistent with industry standards and taking into account any mitigation efforts taken by State Street with respect to such vulnerabilities

b. Data Protection During Transmission - State Street will encrypt, using an industry recognized encryption algorithm, personally identifiable Client Data when in transit across public networks.

c. Data Loss Prevention - State Street will maintain a data leakage program that is designed to identify, detect, monitor and document data leaving State Street’s control without authorization in place.

7.	Access Controls.

a. Authorized Access - State Street will have controls that are designed to maintain the logical separation such that access to systems hosting Client Data and/or being used to provide services to Client will uniquely identify each individual requiring access, grant access only to authorized personnel based on the principle of least privileges, and prevent unauthorized access to Client Data. State Street reviews user access rights to systems and applications storing or allowing access to Client Data on a periodic basis.

b. User Access - State Street will have a process to promptly disable access to Client Data by any State Street personnel who no longer requires such access. State Street will also promptly remove access of Client personnel upon receipt of notification from Client

c. Authentication Credential Management - State Street will communicate authentication credentials to users in a secure manner, with a proof of identity check of the intended users. State Street requires its personnel and any personnel of its Delegates or other third parties that have access to State Street’s networks or systems to maintain the confidentiality of system passwords, keys, and passcodes. State Street has a secure and documented process to reset passwords that requires verification of user identity prior to password reset.

d. Multi-Factor Authentication for Remote Access - State Street will use multi factor authentication and a secure tunnel, or another strong authentication mechanism, when remotely accessing State Street’s internal network.

8.	Use of Laptop and Mobile Devices in connection with this Agreement.

a. Encryption Requirements - State Street will encrypt any laptops or mobile devices (e.g., tablets and smartphones) containing Client Data used by State Street’s personnel using an industry recognized encryption algorithm with at least 256 bit encryption AES (or equivalent). .

b. Secure Storage - State Street will require that all laptops and mobile devices be securely stored whenever out of the personnel’s immediate possession.

c. Inactivity Timeout - State Street will employ access and password controls as well as inactivity timeouts of no longer than thirty (30) minutes on laptops, desktops and mobile devices managed by State Street and used by State Street’s personnel.

d. Remote Management – State Street will maintain the ability to remotely remove Client Data promptly from mobile devices managed by State Street. State Street has policies requiring personnel to maintain the security of devices managed by State Street.

9.	Information Systems Acquisition Development and Maintenance.

a. Client Data – Client Data will only be used by State Street for the purposes specified in this Agreement.

b. Virus Management - State Street will maintain a malware protection program designed to identify, detect, protect, respond and recover from malware infections, malicious code and unauthorized execution of code within the State Street environment.

c. Change Control – State Street implements and maintains change control procedures to manage changes to information systems, supporting infrastructure, and facilities. Certain State Street’s system and application changes undergo testing prior to implementation, which may include relevant security controls, as determined by State Street on a risk basis and taking into account the type and/or impact of the change and the infrastructure and/or network components in place with respect to such change,.

10.	Incident Event and Communications Management.

a. Incident Management/Notification of Breach - State Street will maintain an incident response plan that specifies actions to be taken when State Street or one of its subcontractors suspects or detects that a party has gained unauthorized access to Client Data or systems or applications containing any Client Data (the “Response Plan”). Such Response Plan will include an escalation procedure that includes notification to senior managers and reporting to regulatory and law enforcement agencies, when and if applicable. State Street will use commercially reasonable efforts to investigate, remediate and mitigate such unauthorized access.

b. State Street will notify Client within seventy-two (72) hours after it has determined that unauthorized access to Client Data has occurred, unless otherwise prohibited by Applicable Law. In such an event, and unless prohibited by Applicable Law, State Street will provide information, to the extent available to State Street, sufficient to provide a reasonable description of the general circumstances and extent of such unauthorized access, and will provide reasonable cooperation to Client:

i. in the investigation of any such unauthorized access;

ii. in Client’s efforts to comply with statutory notice or other Applicable Laws applicable to Client or its customers; and

iii. in litigation and investigations brought by Client against third parties, including injunctive or other equitable relief reasonably necessary to protect Client’s proprietary rights.

For the avoidance of doubt, State Street will not be required to disclose information that State Street reasonably determines would compromise the security of State Street’s technology or premises or that would impact other State Street clients.

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